AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of August , 2006, among EDP- ENERGIAS DE PORTUGAL, S.A., a corporation organized under the laws of the Republic of Portugal, and its successors (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G. (the “Depositary”), and all Holders and Beneficial Owners of Receipts issued hereunder (all such terms as hereinafter defined).

W I T N E S S E T H :

WHEREAS, the Company has established an American depositary receipt facility to provide for the deposit of the Shares and the creation of ADSs representing the Shares so deposited pursuant to the Deposit Agreement, dated as of June 16, 1997 in relation to the American depositary receipt program (the “Old Deposit Agreement”), by and among the Company, Citibank, N.A. and all holders and beneficial owners from time to time of American depositary receipts (“Old Receipts”) issued thereunder;

WHEREAS, pursuant to a letter dated ____________, 2006 (the “Notice Letter”) the Company has provided written notice to Citibank, N.A. that the Company desires to remove Citibank, N.A. as depositary under the Old Deposit Agreement and has appointed the Depositary as successor depositary thereunder;

WHEREAS, pursuant to the Notice Letter, the Depositary has accepted its appointment as successor depositary under the Old Deposit Agreement and agreed to be bound by all of the terms and provisions binding upon the depositary under the Old Deposit Agreement;

WHEREAS, the Company and Deutsche Bank Trust Company Americas, in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares from time to time with the Depositary or with the Custodian as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of ADSs representing the Shares so deposited and for the execution and delivery of Receipts evidencing the ADSs; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

ARTICLE I

DEFINITIONS

                  The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

                   SECTION 1.01  Affiliate. The term “Affiliate” shall have the meaning assigned to it under Regulation C of the Securities Act (as hereinafter defined).

                   SECTION 1.02  American Depositary Shares. The terms “American Depositary Shares” and “ADSs” shall mean, with respect to any Receipt issued hereunder, the rights evidenced by such Receipt including the interests in the Deposited Securities granted to the Holders and Beneficial Owners of Receipts pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent ten Shares, until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the Shares or Deposited Securities specified in such Sections.

                   SECTION 1.03  Beneficial Owner. The term “Beneficial Owner” shall have the meaning assigned to it under Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. A Beneficial Owner may or may not be a Holder of the Receipt evidencing such American Depositary Share.

                   SECTION 1.04  Commission. The term “Commission” shall mean the Securities sand Exchange Commission of the United States or any successor governmental agency in the United States.

                   SECTION 1.05  Company. The term “Company” shall mean EDP- Energias de Portugal, S.A., a company incorporated in Portugal, having its registered office at Praça Marquês de Pombal, 12, 1250-162 Lisbon, Portugal, and its successors.

                   SECTION 1.06  Custodian; Custodians. The term “Custodian” shall mean, as of the date hereof, BNP Paribas Securities Services, having its principal office at Av. 5 de Outubro, nbr. 206 1050-065 Lisboa, Portugal, as Custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.05 as a successor or an additional custodian or custodians hereunder, as the context shall require, and the term “Custodians” shall mean all of them, collectively.

                   SECTION 1.07  Deliver; Delivery. The terms “deliver” and “delivery” shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, if available.

                   SECTION 1.08  Deposit Agreement. The term “Deposit Agreement” shall mean this Deposit Agreement as it may from time to time be amended in accordance with the terms hereof.

                   SECTION 1.09  Depositary. The term “Depositary” shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G. and any successor as depositary hereunder.

                   SECTION 1.10  Deposited Securities. The term “Deposited Securities” as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.08.

                   SECTION 1.11  Dollars; $; Euro. The term “dollars” or “Dollars”, “Cent” and the symbol “$” shall refer to the lawful currency of the United States. The term “Euro” and the symbol “€” shall refer to the unified currency of most nations of the European Union.

                   SECTION 1.12  Exchange Act. The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

                   SECTION 1.13  Foreign Currency. The term “Foreign Currency” shall have the meaning set forth in Section 4.08.

                   SECTION 1.14  Holder. The term “Holder” shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.

                   SECTION 1.15  Portugal. The term “Portugal” shall mean the Republic of Portugal.

                   SECTION 1.16  Principal Office. The term “Principal Office”, when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, ADR Department, New York, New York 10005, U.S.A.

                   SECTION 1.17  Receipts. The term “Receipts” shall mean the American Depositary Receipts evidencing American Depositary Shares issued hereunder, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of American Depositary Shares. Receipts may be either in physical certificated form or maintained through book-entry notations on the books and records of the Depositary (“Book-Entry Receipts”). Receipts in physical certificated form, and the terms and conditions governing the Book-Entry Receipts, shall be substantially in the form of Exhibit A annexed hereto. References to Receipts shall include certificated Receipts and Book-Entry Receipts, unless the context otherwise requires.

                   SECTION 1.18  Registrar. The term “Registrar” shall mean the Depositary or, with the approval of the Company, any bank or trust company having an office in the Borough of Manhattan, the City of New York which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary, with the approval of the Company, for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary with the approval of the Company. Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

                   SECTION 1.19  Restricted Securities. The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are either (i) acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering, (ii) subject to resale limitations under the Securities Act, as defined below, or the rules issued thereunder, (iii) held by any person or entity which is an Affiliate of the Company, or (iv) subject to any restrictions on sale or deposit under the laws of the United States, or Portugal, or under a shareholder agreement or the Articles of Association of the Company or under the regulations of an applicable securities exchange.

                   SECTION 1.20  Securities Act. The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

                   SECTION 1.21  Share Registrar. The term “Share Registrar” shall mean the Central de Valores Mobiliários, and successors thereto, as the entity in accordance with Portuguese law with the powers to record the transfer and registration of Shares.

                   SECTION 1.22  Shares. The term “Share” shall mean the Company’s ordinary shares in registered form nominal value €1 each, validly issued and outstanding and shall include evidence of the right to be registered with the Share Registrar as the owner of Shares; provided that in no event shall Shares include evidence of the right to be registered with the Share Registrar as the owner of Shares with respect to which the full purchase price has not be paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in nominal value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.11, an exchange or conversion in respect of the Shares of the Company, the term ‘Shares” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

                   SECTION 1.23  United States. The term “United States” shall have the meaning assigned to it under Regulation S under the Securities Act.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

                   SECTION 2.01  Form and Transferability of Receipts. American Depositary Shares shall be evidenced by definitive Receipts which shall be printed or lithographed or shall be in such other form as may be agreed upon by the Company and the Depositary, and in any event shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts in certificated form shall be executed and dated by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if such Receipts are countersigned by the manual signature of a duly authorized employee of the Registrar and dated by such employee; and provided further that, only with respect to the Receipts originally issued, the signatures of both the Depositary and the Registrar may be facsimiles. No Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose, unless such Receipt shall have been executed by the manual signature of a duly authorized officer of the Depositary or the Registrar, and such execution of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Registrar shall maintain separate books in which each Receipt evidencing American Depositary Shares executed and delivered as hereinafter provided and the transfer of each American Depositary Share shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary, who was at the time of signature a proper officer of the Depositary, shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or such officer did not hold such office at the date of such Receipts.

                  The Receipts may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), and upon the written request of the Company, shall be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be necessary or enable the Depositary to perform its obligations hereunder or as may be required by the Depositary or the Company to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

                  The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

                  Title to a Receipt (and to each American Depositary Share evidenced thereby) subject to any limitations set forth in such Receipt, when properly endorsed or accompanied by proper instruments of transfer, including signature guarantees in accordance with standard industry practice, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder thereof.

                   SECTION 2.02  Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to be registered with the Share Registrar as the owner of Shares (other than Restricted Securities) may be deposited by any person (in the case of the Company, or any Affiliate of the Company, subject to Section 5.07 hereof) including the Depositary, in its individual capacity as owner of Shares, by (i) delivery through electronic transfer of Shares through the Central de Valores Mobiliários to the account of any Custodian maintained for such purpose or (ii) delivery to any custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case, accompanied by any appropriate instrument or instruments of transfer, in a form satisfactory to such Custodian together with (i) all such certifications and payments (including, without limitation, those referred to in Exhibit B hereto and amounts in respect of any applicable taxes or duties) or evidence of such payments as may be reasonably required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, (ii) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or person stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited, and (iii) such documentation and certification, if any, as the Company and Depositary may require in order to comply with any applicable law.

                  No Shares shall be accepted for deposit unless accompanied by (i) payment in respect of any applicable taxes or duties or evidence of such payment as provided above and (ii) evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by, or there has been compliance with the rules and regulations of, the governmental agency in Portugal, if any, which is then performing the function of the regulation of currency exchange.

                  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Share Registrar are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian or its nominee of any dividend, or right to subscribe for additional Shares, or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary or its nominee or the Custodian or its nominee.

                  At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, evidence that Shares have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

                  The Depositary has instructed the Custodian, upon each delivery to a Custodian of Shares to be deposited hereunder (or other Deposited Securities pursuant to Section 4.03, 4.04, 4.05 or 4.11), together with the other documents above specified and payments required under this Deposit Agreement, to advise the Depositary of such deposit, and to present, as soon as transfer and recordation can be accomplished, such certificate or certificates, together with the appropriate instrument or instruments of transfer, to the Share Registrar for transfer and recordation of the Deposited Securities being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

                  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, the Custodian or any of their nominees (on behalf of Holders) at such other place or places as the Depositary shall determine. The Depositary and the Custodian may refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in Section 3.05 or under applicable laws, including the securities laws of Portugal or the United States. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Receipts to any Holder.

                   SECTION 2.03  Execution and Delivery of Receipts. The Depositary has instructed the Custodian, upon receipt by the Custodian of a deposit of Shares pursuant to Section 2.02 hereof, (and in addition, if the transfer books of the Company or the Share Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgement or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Share Registrar, if applicable, in the name of the Custodian or its nominee or of the Depositary or its nominee) together with all other required documents and payments required under this Deposit Agreement, to notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary of the charges of the Depositary for making a deposit and the issuance and delivery of such Receipt or Receipts (as set forth in Section 5.09 and Exhibit B hereto) and in respect of all applicable taxes (except insofar as already accounted for) and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities and the issuance of the Receipt or Receipts. The Depositary shall not be required to issue any fractional Receipts or any Receipts for fractional Shares.

                   SECTION 2.04  Transfer of Receipts; Combination and Split-up of Receipts. The Registrar, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, register transfers of Receipts on its transfer books, upon any surrender to the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly-authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt, the accurate completion of any endorsements appearing on such Receipt) and duly stamped as may be required by the laws of the State of New York and of the United States. Subject to the terms and conditions of this Deposit Agreement, including payment of the charges set forth in Section 5.09 and Exhibit B hereto, the Depositary shall execute and, if the Depositary’s signature is by facsimile, the Registrar shall manually countersign, a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered, subject to receipt of any certifications, if any, as the Depositary and the Company may require in order to comply with applicable laws.

                  The Depositary, subject to the terms and conditions of this Deposit Agreement shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment of the charges set forth in Section 5.09 and in Exhibit B hereto, execute and, if the Depositary’s signature is by facsimile, the Registrar shall manually countersign and deliver, a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Share as the Receipt or Receipts surrendered.

                  The Depositary shall, upon the request of, or may, with the approval of the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary with the approval of the Company. Each co-transfer agent appointed under this Section 2.04 (other than the Depositary) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

                   SECTION 2.05  Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth at Section 5.09 and Exhibit B hereof) and (ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company’s Articles of Association, Section 7.08 hereof and any other provisions of or governing the Deposited Securities and other applicable laws, the Holder of such Receipt shall be entitled in the name of the Holder, or in a name specified by the Holder, to register with the Share Registrar the Shares underlying such Receipts, and will be entitled to delivery, to the Holder or upon such Holder’s order, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Subject to the last paragraph of this Section 2.05, such Deposited Securities may be delivered in registered form or by electronic delivery. Such Deposited Securities may be delivered by the (a) electronic delivery of such Deposited Securities to such Holder or as ordered by such Holder through an account with an institution recognized by the Share Registrar or delivery by other means approved by the Company in accordance with Portuguese law and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made without unreasonable delay subject to the penultimate paragraph of this Section 2.05.

                  A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be electronically delivered to or upon the written order of a person or persons designated in such order through an account with an institution recognized by the Share Registrar, or delivery by other means approved by the Company in accordance with Portuguese law. Thereupon, the Depositary shall direct the Custodian to deliver subject to Sections 2.06, 3.01, 3.02, 5.09 and to the other terms and conditions of this Deposit Agreement, to the Articles of Association of the Company, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, evidence of the electronic transfer of the Deposited Securities represented by such Receipt to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

                  The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt and shall deliver to the person surrendering such Receipt the net cash proceeds from the sale by the Depositary of any remaining fractional Share.

                  At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by facsimile transmission.

                  Deposited Securities may be delivered by the Depositary or the Custodian to any person only under the circumstances expressly contemplated in this Agreement.

                   SECTION 2.06  Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, and subject to Section 7.08 hereof, the Depositary, the Custodian or the Share Registrar may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any share transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees payable by Holders as provided in Section 5.09, or in Exhibit B hereof, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.01 hereof and (iii) compliance with (a) any applicable laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (b) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement.

                  After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Share are listed, or under any provision of this Deposit Agreement or provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.08 hereof. Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction I.A.(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act in connection with (i) temporary delays caused by closing the transfer books of the Depositary, the Company or the Share Registrar of the Deposited Securities, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to, knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities or any Shares or Deposited Securities the deposit of which would violate any provisions of the Company’s Articles of Association.

                  SECTION 2.07  Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (i) in the case of a mutilated Receipt, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (ii) in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (a) has delivered to the Depositary a written request for such exchange, execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (b) has provided such security or indemnity (including an indemnity bond) satisfactory to the Depositary as may be required by the Depositary to save it and any of its agents harmless, and (c) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

                  SECTION 2.08  Cancellation and Destruction of Surrendered Receipts; Maintenance of Records. All Receipts surrendered to the Depositary shall be canceled by the Depositary. Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy Receipts so canceled except as otherwise required by law.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

                  SECTION 3.01  Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time to file such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, compliance with applicable laws and the terms of this Deposit Agreement or other information (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Share Registrar) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are delivered to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or original if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Holder or any person presenting Shares for deposit.

                  SECTION 3.02  Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge shall become payable by the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any registration of transfer of all or part of such Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, with the Holder of such Receipt remaining liable for any deficiency.

                  SECTION 3.03  Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued and outstanding, fully paid and non-assessable, that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised and that each such person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Receipts in respect thereof. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

                  SECTION 3.04  Compliance with Information Requests. Notwithstanding any other provision of this Agreement, each Holder agrees to comply with requests from the Company from time to time, including requests made pursuant to Portuguese law, the rules and requirements of the Lisbon Stock Exchange and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest and various other matters, whether or not they are Holders at the time of such request. The Depositary agrees to use its reasonable efforts to comply, at the Company’s expense, with written instructions received from the Company in a timely manner requesting that the Depositary forward any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

                  SECTION 3.05  Ownership Restrictions. The Company may restrict transfers of Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder to exceed any such limits. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Company.

ARTICLE IV

THE DEPOSITED SECURITIES

                  SECTION 4.01  Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of American Depositary Share(s) represented by a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, to adopt any and all procedures necessary to comply with applicable law, including, but not limited to, those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

                  SECTION 4.02  Cash Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary, pursuant to Section 4.08, be converted on a practicable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto as of the record date fixed pursuant to Section 4.09, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. If the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded to the relevant governmental authority by the person holding the withheld amounts.

                  SECTION 4.03  Distribution in Shares. If any distribution upon any Deposited Securities consists of a dividend in or free distribution of Shares, the Company shall cause such Shares to be deposited with and registered with the Share Registrar in the name of the Custodian and thereupon the Depositary may, with the Company’s approval, and shall, if the Company so requests, subject to Section 5.07 either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represent in aggregate the number of Shares received as such dividend or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 5.07 and 5.09; in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 or (ii) if additional Receipts are not so distributed (except as pursuant to (i) above), each American Depositary Share shall thenceforth also represent pro rata the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if after the Company, in the fulfillment of its obligation under Section 5.07, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, or if the Company does not provide a satisfactory option as provided in Section 5.07, the Depositary may adopt such method as the Depositary may deem equitable and practicable (after consultation with the Company) for the purpose of effecting such distribution, including the disposal of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled hereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

                   SECTION 4.04  Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will, after consultation with the Company, either (a) make such rights available to the Holders, (b) dispose of such rights for the benefit of the Holders and make the net proceeds available in Dollars to the Holders or (c) allow such rights to lapse in the event such rights may not be made available to the Holders or may not be disposed of for the benefit of the Holders; provided, however, that the Depositary will, if requested by the Company in writing, take action as follows:

(i) if at the time of the offering of any rights, the Depositary determines in its discretion, after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all or certain Holders but not to others, by means of rights, warrants or otherwise, the Depositary will distribute rights, warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon exercise of such rights, by such Holders; or

(ii) if at the time of the offering of any rights, the Depositary determines in its discretion after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary that it is not lawful or not feasible to make such rights available to certain Holders or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell the rights, warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holder otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. Neither the Company nor the Depositary shall be responsible for (i) any failure of the Depositary to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of counsel reasonably satisfactory to the Depositary, have discretion as to the procedures to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in Dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in this Section 4.04, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws; provided, however, that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement or to endeavor to have such a registration statement declared effective.

References in this Section 4.04 to “Holders” are to Holders as of the record date fixed pursuant to Section 4.09.

 SECTION 4.05  Distributions Other Than Cash, Shares or Rights. Whenever the Custodian shall receive any distribution other than cash, Shares or rights in respect of any Deposited Securities, the Depositary shall, after consultation with the Company, and after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 hereof, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charge; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems all or any portion of such distribution not to be feasible, the Depositary shall, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution or paying such taxes or governmental charge and may rely on such advice, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or Exhibit B hereof) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary may have adopted.

 SECTION 4.06  Distributions with Respect to Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Custodian in bearer form shall be made to the Custodian for the account of the respective Holders of Receipts with respect to which any such distribution is made upon due presentation by the Custodian or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary and the Custodian of such distributions. The Depositary has instructed the Custodian to promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

 SECTION 4.07  Redemption. In the event that the Company exercises any right of redemption in respect of Shares, and the Company has issued a notice to the Depositary as set forth below, the Depositary will redeem, from the amounts received by it in respect of such redemption, that number of American Depositary Shares which represents the number of Shares deposited hereunder so redeemed. Subject to Sections 4.02, 4.03 and 4.08 (to the extent applicable), the redemption price per American Depositary Share to be redeemed will be equal to the per share amount received by the Depositary upon the redemption of the Shares represented by such American Depositary Share multiplied by the number of Shares (or the fraction of a Share) represented by each such American Depositary Share. If less than all of the outstanding Shares are redeemed, the American Depositary Shares to be redeemed will be selected by lot or redeemed pro rata as may be determined by the Depositary. Notice from the Company of its exercise of its rights of redemption in respect of the Shares must be given to the Depositary not less than 30 days nor more than 60 days prior to the date fixed for redemption. Promptly after receiving such notice from the Company, the Depositary will deliver such notice to all Holders.

 SECTION 4.08  Conversion of Foreign Currency. Subject to any restrictions imposed by Portuguese law, regulations or applicable permits, the Depositary shall promptly convert or cause to be converted into Dollars by sale or in any other manner that it may determine in accordance with applicable law, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting Dollars to the United States, all cash dividends and other cash distributions by the Company denominated in a currency other than Dollars (“Foreign Currency”) that it receives in respect of the Deposited Securities, and to promptly distribute the resulting Dollar amount (net of any reasonable and customary expenses of the Depositary and of any amount withheld on account of taxes) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities evidenced by Receipts held by them respectively or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions with regard to a particular Holder or otherwise. The amount distributed to the Holders will be reduced by any amount on account of taxes or other governmental charges to be withheld by the Company, the Depositary or a Custodian. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary cannot be converted on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government authority or agency thereof which is required for such conversion and/or transfer is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary shall either, in its discretion distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to, or hold such Foreign Currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected on a reasonable basis for distribution in Dollars to some but not all of the Holders entitled thereto, the Depositary will make such conversion and distribution in Dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the Foreign Currency to, or hold such balance (without liability for interest thereon) for the respective accounts of, the Holders for whom such conversion and distribution is not practicable.

 SECTION 4.09  Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date as close as practicable to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Section 4.02 through 4.08 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

 SECTION 4.10  Voting of Deposited Securities. As soon as practicable after the receipt of written notice of any meeting at which the holders of Shares are entitled to vote or of solicitation of consents or proxies form holders of Shares or other Deposited Securities, the Depositary will, to the extent permitted by law, (and provided such written notice is received by the Depositary at least 30 days prior to the date of such meeting) mail or cause to be mailed a notice containing (i) such information as is provided to the Depositary by the Company, (ii) a statement in English, in a form provided by the Company, that the Holders of record at the close of business on a specified record date will be entitled, subject to the terms hereof, any applicable provisions of Portuguese law, the Articles of Association of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall have been summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights pertaining to the number of Deposited Securities represented by their respective ADSs and (iii) a statement addressing the manner in which such instructions may be given, including an indication that instructions may be given (or may be deemed to have been given in accordance with the next paragraph if no instructions are received prior to the deadline set for such purposes) to the Depositary to give a discretionary proxy to a person designated by the Company. In the event notice of the meeting and the request of the Company are not received by the Depositary at least 30 days prior to the meeting, the Depositary shall be under an obligation to notify the Holders and shall be under no obligation to vote or cause to be voted the Deposited Securities. A Holder of Receipts will only be entitled to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by its respective ADSs. Holders on the close of business on the record date specified by the Depositary shall be entitled, subject to any applicable provisions of law and the Company’s Articles of Association, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by their respective ADSs. The Depositary shall endeavor, insofar as practicable to vote or cause to be voted the Shares so represented in accordance with any written instructions of such Holder, including by aggregating, insofar as practicable, in blocks of 100 ADSs of various Holders who have instructed the Depositary in identical manner as to the exercise of rights with respect to any matter to be voted upon.

Neither the Custodian nor the Depositary shall vote the Shares or other Deposited Securities represented by the ADSs other than in accordance with instructions from the Holder and as described in the following paragraph. If the Depositary does not receive instructions from a Holder on or before the record date specified by the Depositary, under certain circumstances such Holder shall be deemed to have instructed the Depositary to give a discretionary proxy to the person designated by the Company to vote the Shares or other Deposited Securities.

Pursuant to the Company’s Articles of Association, with the exception of the Portuguese Republic and equivalent entities, no person may exercise more than 5% of outstanding voting rights of the Company. [Pursuant to Portuguese law, no person may acquire more than 10% of the Shares (either directly or in the form of ADSs) without the prior approval of the Ministry of Finance.] Holders of ADSs will be treated as holders of the Shares represented by the ADSs for the purposes of determining the applicability of the foregoing limitations.

 SECTION 4.11  Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company’s approval, shall if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02. Neither the Company nor the Depositary shall be responsible for (i) any failure by the Depositary to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

 SECTION 4.12  Available Information. The Company will either be subject to the reporting requirements of the Exchange Act as such requirements apply to foreign private issuers, and accordingly, file certain reports with the Commission or exempt therefrom by reason of the exemption available under Rule 12g3-2(b) promulgated thereunder. Any reports or other submissions made to the Commission will be available for inspection and copying at the public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549.

 SECTION 4.13  Reports. The Depositary will make available for inspection by Holders at its Principal Office any reports and communications received from the Company which are both (i) received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of the Deposited Securities by the Company. The Depositary will also send to the Holders copies of such reports when furnished by the Company pursuant to this Deposit Agreement. The Company will furnish the Depositary, in English, with all notices of shareholders’ meetings and other reports and communications that are made generally available to its shareholders and annual reports, which will include a review of operations, annual audited consolidated financial statements prepared in conformity with International Financial Reporting Standards (“IFRS”) and an opinion thereon by independent accountants of EDP-Energias de Portugal, S.A. Any annual reports on Commission Form 20-F will include a reconciliation to United States generally accepted accounting principles of net income and shareholders’ equity. The Company will also furnish the Depositary, in English, with semi-annual reports that will include unaudited semi-annual consolidated financial information prepared in conformity with IFRS.

 SECTION 4.14  List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of all Holders.

 SECTION 4.15  Taxation. The Depositary or the Custodian will forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities on dividends and other benefits under applicable tax treaties for the Holders. In accordance with instructions from the Company and to the extent practicable and at the expense of the Company, the Depositary will take, or will cause the Custodian to take, reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties with respect to dividends and other distributions on the Deposited Securities. Holders of American Depositary Shares evidenced by Receipts representing Deposited Securities may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary’s obligations under applicable law. Holders shall provide the Depositary, in a timely manner, with copies or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to this Section 4.15.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

 SECTION 5.01  Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

                 The Registrar shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

                 The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed expedient by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.08.

                 If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company.

                  SECTION 5.02  Prevention or Delay in Performance. Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or affiliates shall incur any liability to any Holder or any other person, if, by reason of any provision of any present or future law or regulation of the United States, Portugal or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company or any Deposited Securities or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, its controlling persons or its agents or the Company, its controlling persons or its agents, shall be (a) prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed or (b) obligated to do or perform any act which obligation is inconsistent with the obligations of this Deposit Agreement; nor shall the Depositary, its controlling persons or its agents or the Company, its controlling persons or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities. Where, by the terms of a distribution pursuant to Section 4.02, 4.03, or 4.04, or an offering or distribution pursuant to Section 4.05, 4.11 or 5.07, or in the Articles of Association of the Company, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

                  SECTION 5.03  Obligations of the Depositary, the Custodian and the Company. Each of the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except that each of the Company and its agents agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith and using its reasonable judgment, without any liability on the part of the Company to any Holder.

                 Each of the Depositary, its controlling persons and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith and using its reasonable judgement without any liability on the part of the Depositary to any Holder.

                 Without limitation of the foregoing, neither the Depositary, its controlling persons, nor any of its agents, nor the Company, its controlling persons nor any of its agents shall be (i) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (ii) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel (including internal legal counsel), accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

                 No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

                  SECTION 5.04  Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 The Depositary may at any time be removed by the Company by written notice of such removal, which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest of the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holder thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

                 Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

                  SECTION 5.05  The Custodian. The Depositary, after consultation with the Company, may from time to time appoint one or more agents to act for it as custodian hereunder. The Depositary has initially appointed BNP Paribas Securities Services as Custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares and the American Depositary Shares and Receipts with respect to which the Custodian acts as custodian and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties. If, upon the effectiveness of such resignation, there should be no custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of Portugal with respect to the Deposited Securities with respect to which the Custodian has so resigned which shall thereafter be the Custodian hereunder. Whenever the Depositary determines, in its discretion and with the consent of the Company, that it is in the best interest of the Holders to do so, it may appoint an additional custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Forthwith, upon its appointment, each such substitute or additional custodian shall deliver to the Depositary and the Company an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it together with all records maintained by it as Custodian with respect to such Deposited Securities as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Immediately upon any such change, the Depositary shall given notice thereof in writing to all Holders of Receipts with respect to which such appointment has been made, each other Custodian and the Company.

                 Upon the appointment of any successor depositary with respect to any Deposited Securities and the corresponding American Depositary Shares and Receipts hereunder, any Custodian then acting hereunder with respect to such Deposited Securities shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

                  SECTION 5.06  Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Association of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

                 The Depositary, at the Company’s expense, will arrange for the prompt transmittal by the Custodian to the Depositary of such notices, and any other reports and communications which are both (i) received by the Depositary, the Custodian or the nominees of either as the holder of the Deposited Securities and (ii) made generally available by the Company to holders of its Shares or other Deposited Securities, and arrange for the mailing, at the Company’s expense and if so requested by the Company, of copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Depositary may, at the Company’s expense, but shall not be required to, obtain English translations or adequate English summaries of any notices, such reports and communications that are not furnished to the Depositary in English. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Association governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company in connection with such Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

                 The Depositary will, at the expense of the Company, make such copy, summary and any other notices, reports and other communications issued by the Company in connection therewith available for inspection by the Holders of the Receipts evidencing the Shares governed by such provisions at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

                  SECTION 5.07  Issuance of Additional Shares, etc. The Company agrees that in the event that the Company issues as a dividend or distribution (a) additional Shares, (b) rights to subscribe for Shares or other Deposited Securities, (c) securities convertible or exchangeable into Shares, or (d) rights to subscribe for securities convertible or exchangeable into Shares, the Company will promptly furnish to the Depositary a written opinion of counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue require a registration statement under the Securities Act or other applicable laws to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights to the Holders entitled thereto; provided, however, that no such opinion shall be required in the event of an issuance of Shares as a bonus, share split or similar free distribution of Shares event. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether such registration statement is in effect.

                 The Company agrees that it will obtain legal advice as to whether future issuances for cash of (i) additional Shares, (ii) rights to subscribe for Shares or other Deposited Securities, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for securities convertible into or exchangeable for Shares, require a registration statement under the Securities Act covering such securities to be in effect. If, being so advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act or direct the Depositary to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

                 The Company agrees with the Depositary that neither the Company nor any Affiliate will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and re-acquired by the Company or by any such Affiliate, unless such transaction is registered under the Securities Act, or is exempt from registration thereunder as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities except under circumstances complying in all respects with the Securities Act.

                  SECTION 5.08  Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares, or other Deposited Securities, by the Company or any Affiliate of the Company or any offering circular or registration statement under the Securities Act (whether or not declared effective) in respect thereof, except to the extent such loss, liability, tax, charge or expense (including reasonable fees and expenses of counsel) arises out of information (or omissions from such information) relating to the Depositary, furnished to the Company by the Depositary for use in any offering documents in respect thereof or (b) out of acts performed or omitted in connection with this Deposit Agreement and the Receipts, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Shares, or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

                 The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release Transaction (as defined in Section 5.10 hereof) other than a Pre-Release Transaction entered into at the request of the Company.

                 The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any of its directors, employees or Affiliates, including, but not limited to, any delivery by the Company on behalf of the Depositary of information regarding the Depositary in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Shares or any Deposited Securities, as the same may be amended, modified, or supplemented from time to time, in any such case, due to the negligence or bad faith of the Depositary or any of its directors, employees, agents or Affiliates.

                 The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

                 Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights otherwise than under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

                  SECTION 5.09  Charges of the Depositary. The Company agrees to pay the expenses, fees or charges of the Depositary and the Registrar, co-transfer agent and co-registrar, and any other agent of the Depositary appointed under this Deposit Agreement, as indicated in this Section 5.09 and Exhibit B hereto to be paid by the Company, or in accordance with the written agreements between the Company and the Depositary from time to time, in each case other than the following items which are payable by Holders: (i) the charges of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, and the surrender of Receipts pursuant to Section 2.05, and for the making of distributions pursuant to Section 4.02 through 4.07 hereof, (ii) stamp, transfer and other applicable taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company (or any appointed agent of the Company for transfer and registration of Shares which may be the Share Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal of Shares, on the making of deposits or withdrawals pursuant to Sections 2.02 or 2.05, (iv) such facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders, (v) such customary expenses and charges as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.08 (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control restrictions), and (vi) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement in writing between the Depositary and the Company as to the amount and nature of such charges and expenses. Responsibility for payment of such charges may at any time and form time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

                 The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary as described in Section 5.04 for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

                  SECTION 5.10  Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Section 5.10, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and any Affiliate of the Company and in Receipts. The Depositary may issue Receipts against evidence of rights to be registered with the Share Registrar as the owner of Shares. Such evidence of rights shall consist of written blanket or specific guarantees of rights to be registered with the Share Registrar as the owner of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts or deliver Shares prior to the receipt or cancellation of Receipts; provided, however, that the Depositary may issue Receipts prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release Transaction”) as provided below and deliver Shares upon the receipt and cancellation of Receipts which were issued in a Pre-Release Transaction but for which Shares may not yet have been received. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release Transaction. Each Pre-Release Transaction shall be (a) accompanied by or subject to a written agreement whereby the person or entity (the “Applicant”) to whom Receipts are to be delivered (i) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered in connection with such Pre-Release Transaction, (ii) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or a Custodian, (iii) unconditionally guarantees to deliver to the Depositary or a Custodian, as applicable, such Shares or Receipts and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in Pre-Release Transactions at any one time to thirty percent (30%) of the number of Receipts then issued by the Depositary and in respect of which Shares are deposited with the Depositary or a Custodian; provided, however, that the Depositary may change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary will terminate all Pre-Release Transactions and enter no new Pre-Release Transactions to the extent requested by the Company.

                 The Depositary may retain for its own account any compensation received by it in connection with the foregoing (including without limitation, earnings on the collateral provided pursuant to (b) above). Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                  SECTION 5.11  List of Restricted Securities Owners. Upon each issuance by the Company of any securities that are Restricted Securities, the Company shall provide the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially acquired Restricted Securities. The Company agrees to advise in writing each of the person or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on any such list and shall not be liable for any action or omission made in reliance thereon.

ARTICLE VI

AMENDMENT AND TERMINATION

                  SECTION 6.01  Amendment, Supplement. The form of the Receipts in respect of the Share and any provisions of this Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders. Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after which notice of such amendment or supplements shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges or be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

                  SECTION 6.02  Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.05 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of this Deposit Agreement, the Depositary may and intends to sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except for its obligations to the Company under Section 5.08 hereof and except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of this Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under this Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII

MISCELLANEOUS

                 SECTION 7.01  Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same agreement. Copies of this Deposit Agreement shall be kept by the Depositary and shall be open to inspection by any Holder during business hours.

                  SECTION 7.02  No Third-Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person. Nothing in this Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

                  SECTION 7.03 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  SECTION 7.04 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof or any beneficial interest therein.

                 Each Holder and each Beneficial Owner, upon acceptance of any Receipt or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or actions provided for or contemplated herein with respect to the Deposited Securities and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

                  SECTION 7.05 Notices. Any and all notices to be given to the company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or facsimile transmission, confirmed by letter, addressed to EDP- Energias de Portugal, S.A., Praça Marquês de Pombal, 12, 1250-162 Lisbon, Portugal, Attention: Company Secretary, with a copy to Cleary Gottlieb, Steen & Hamilton LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006-1801, Attention: Robin M. Bergen, or to any other address which the Company may specify in writing to the Depositary.

                 Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or facsimile transmission, confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, ADR Department, New York, New York 10005, U.S.A. Attention: ADR Department, or to any other address which the Depositary may specify in writing to the Company.

                 Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or facsimile transmission, confirmed by letter, addressed to Av. 5 de Outubro,  nbr. 206 1050-065 Lisboa, Portugal, or to any other address which the Custodian may specify in writing to the Company.

                 Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

                 Delivery of a notice sent by mail, air courier or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any facsimile transmission received by it from the other or from any Holder, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

                  SECTION 7.06  Governing Law and Jurisdiction. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers [CT Corporation System (the “Agent”) now at 111 Eighth Avenue, New York, New York 10011], as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the United States on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepared, to its address provided in Section 7.05. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

                 Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in either case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, and the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

                 The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                 No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

                 The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.

                  SECTION 7.07  Assignment. Subject to the provisions of Section 5.04 and Article IV hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

                  SECTION 7.08  Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

                  SECTION 7.08  Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

IN WITNESS WHEREOF, EDP-ENERGIAS DE PORTUGAL, S.A. and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof.

EDP-ENERGIAS DE PORTUGAL, S.A.

By:_____________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:_____________________________________
Name:
Title:

EXHIBIT A

[FORM OF FACE OF RECEIPT]

NUMBER

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

of

EDP-Energias de Portugal, S.A.
(A corporation organized under the laws of the Republic of Portugal
-Company Number ______________)

DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank AG, as depositary (herein called the “Depositary”), hereby certifies that _________________________ is the owner of _____ American Depositary Shares, each representing deposited ordinary shares, nominal value Euro 1.00 each, including evidence of the right to be registered as the owner of ordinary shares (the “Shares”) of EDP-Energias de Portugal, S.A., a corporation organized under the laws of the Republic of Portugal (the “Company”). As of the date of the Deposit Agreement (hereinafter referred to), each American Depositary Share represents ten (10) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is BNP Paribas Securities Services (the “Custodian”). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's principal executive office is located at 60 Wall Street, New York, New York 10005, U.S.A.

(1)  The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts”), executed and delivered pursuant to the Amended and Restated Deposit Agreement, dated as of , 2006 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners of Receipts from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

1

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)  Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of this Receipt and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (10) hereof and Section 5.09 and Exhibit B of the Deposit Agreement) and (ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company's Articles of Association, Article (23) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled in the name of the Holder, or in a name specified by the Holder, to register with the Share Registrar the Shares underlying such Receipts, and will be entitled to the delivery to the Holder or upon such Holder's order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in registered form or by electronic delivery. Such Deposited Securities may be delivered by (a) electronic delivery of such Deposited Securities to such Holder or as ordered by such Holder through an account with an institution recognized by the Share Registrar or delivery by other means approved by the Company in accordance with Portuguese law and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of this Receipt.

A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered electronically to or upon the written order of a person or persons designated in such order through an account with an institution recognized by the Share Registrar, or delivery by other means approved by the Company in accordance with Portuguese law. Thereupon, the Depositary shall direct the Custodian to deliver, subject to Sections 2.06, 3.01, 3.02, 5.09 and to the other terms and conditions of the Deposit Agreement and Articles of Association, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, evidence of the electronic transfer of the Deposited Securities represented by such Receipt except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

2

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall deliver to the person surrendering such Receipt the net cash proceeds from the sale by the Depositary of any remaining fractional share.

(3)  Transfers, Split-Ups and Combinations of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including any certifications that the Depositary or the Company may require in order to comply with applicable laws, signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by the laws of the State of New York and the United States of America, and (ii) accompanied by funds sufficient to pay any applicable stamp, transfer or other applicable taxes, duties and the charges set forth in Article (10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (23) of this Receipt. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(4)  Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, and subject to Article 23 of this Receipt, the Depositary, the Custodian or the Share Registrar may require (i) payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any share transfer or registration fee with respect thereto (including any such tax, duty, charge, fee and expense with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees payable by Holders as provided in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article (23) of this Receipt, and (iii) compliance with (a) any applicable laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities and (b) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

3

After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in good faith at any time or from time to time, because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of the Deposit Agreement or provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (23) hereof. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as required in General Instructions I.A.(l) to Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary, the Company or the Share Registrar or relating to the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to, knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or her Deposited Securities or any Shares or Deposited Securities the deposit of which would violate any provisions of the Company's Articles of Association.

4

Dated:	DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Depositary

Countersigned

By: ____________________	By: ____________________
Authorized Officer	Vice President

The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

5

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement, the Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section, whether or not they are Holders at the time of such request. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(6) Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder to exceed the limits under any applicable law. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Company.

(7)  Liability of Holder for Taxes, Duties and Other Charges. If any tax or other governmental charge shall become payable by the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of all or part of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, with the Holder hereof remaining liable for any deficiency. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.15 of the Deposit Agreement.

6

(8) Representations and Warranties of Depositors. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued and outstanding, fully paid and non-assessable, that any preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so. Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in Portugal in connection with the issuance of Receipts and the deposit, transfer, surrender or withdrawal of Shares or Receipts. Every such person shall be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted, and such Shares do not constitute Restricted Securities, under the Securities Act of 1933. Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

(9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may, in addition to the requirements of Articles (4) and (5) hereof, be required from time to time (i) to file with the Depositary or a Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, (ii) provide such information relating to the registration on the books of the Company or the Share Registrar of the Shares presented for deposit, (iii) establish compliance with all applicable laws, rules and regulations of or governing the Deposited Securities and the terms of the Deposit Agreement, and (iv) execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and the Custodian. Subject to Article (23) hereof and the terms of the Deposit Agreement, the Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are delivered or such representations and warranties made.

7

(10) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of Receipts pursuant to Section 4.03 or 4.11 of the Deposit Agreement), or who surrenders Receipts, a fee of U.S. $5.00 or less, and a fee of U.S. $5.00 or less, in each case, per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition, Holders will pay the fees of the Depositary for making a deposit, the execution and delivery of Receipts, making a withdrawal, the surrender of Receipts and the making of any distribution pursuant to the Deposit Agreement, all stamp, transfer and other applicable taxes and other governmental charges, registration fees and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement, as set forth in Exhibit B thereof. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary. The provisions in respect of these charges may be changed in the manner indicated in Article (21) of this Receipt.

(11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

(12)  Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar; and provided, further, that, only with respect to the Receipts originally issued, the signatures of both the Depositary and the Registrar may be facsimiles.

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(13)  Reports; Inspection of Transfer Books. The Company will either be subject to the reporting requirements of the Exchange Act as such requirements apply to foreign private issuers, and accordingly, file certain reports with the Commission or exempt therefrom by reason of the exemption available under Rule 12g3-2(b) promulgated thereunder. Any reports or other submissions made to the Commission will be available for inspection and copying at the public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. In accordance with the Securities Exchange Act of 1934, as amended, such reports and communications shall be in English. The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Registrar will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

Subject to Article (23) hereof, the Registrar may close the transfer books (with notice to the Company if other than in the ordinary course of business), at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder or at the reasonable written request of the Company.

(14)  Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary or any Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary, pursuant to Section 4.08 of the Deposit Agreement, be converted on a practicable basis, by sale or any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively without liability for interest thereon. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Pursuant to Articles (4) and (7) hereof, if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded to the relevant governmental authority by the person holding the withheld amounts.

9

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Shares, the Company shall deposit or cause such Shares to be deposited with and registered with the Share Registrar in the name of the Custodian and thereupon the Depositary may, with the Company's approval and shall, if the Company so requests, subject to Section 5.07 of the Deposit Agreement, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represent in aggregate the number of Shares received as such dividend or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 5.07 and 5.09 of the Deposit Agreement; in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement, or (ii) if additional Receipts are not so distributed (except pursuant to (i) above), each American Depositary Share shall thenceforth also represent pro rata the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if after the Company, in the fulfillment of its obligations under Section 5.07 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, or if the Company does not provide a satisfactory opinion as provided in Section 5.07, the Depositary may adopt such method as the Depositary may deem equitable and practicable (after consultation with the Company) for the purpose of effecting such distribution, including the disposal of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

10

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will, after consultation with the Company, either (a) make such rights available to the Holders, (b) dispose of such rights for the benefit of the Holders and make the net proceeds available in Dollars to the Holders or (c) allow such rights to lapse in the event such rights may not be made available to the Holders or may not be disposed of for the benefit of the Holders; provided, however, that the Depositary will, if requested by the Company in writing, take action as follows:

(a)    if at the time of the offering of any rights, the Depositary in its discretion, after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all or certain Holders but not to others, by means of warrants or otherwise, the Depositary will distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders; or

(b)   if at the time of the offering of any rights, the Depositary determines after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such rights, warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell the rights, warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement. Neither the Company nor the Depositary shall be responsible for (i) any failure of the Depositary to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments.

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If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of counsel reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws, provided, however, that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement or to endeavor to have such a registration statement declared effective.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights in respect of any Deposited Securities, the Depositary shall, after consultation with the Company, and after the Company has obtained opinion(s) of counsel reasonably satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charge; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary shall after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution and may rely on such advice, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or in Exhibit B of the Deposit Agreement) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or an account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary may have adopted.

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Pursuant to Articles (4) and (7) hereof, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes, duties or governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

The Custodian, the Depositary or the Company or its agents shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any rebates, tax and/or duty credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares to which they are entitled, and they may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

(15)  Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date as close as practicable to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Sections 4.02 through 4.08 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

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(16) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary will, to the extent permitted by law, (and provided such written notice is received by the Depositary at least 30 days prior to the date of such meeting) mail or cause to be mailed a notice containing (i) such information as is provided to the Depositary by the Company, (ii) a statement in English, in a form provided by the Company, that the Holders of record at the close of business on a specified record date will be entitled, subject to the terms of the Deposit Agreement, any applicable provisions of Portuguese law, the Articles of Association of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall have been summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights pertaining to the number of Deposited Securities represented by their respective ADSs and (iii) a statement addressing the manner in which such instructions may be given, including an indication that instructions may be given (or may be deemed to have been given in accordance with the next paragraph if no instructions are received prior to the deadline set for such purposes) to the Depositary to give a discretionary proxy to a person designated by the Company. In the event notice of the meeting and the request of the Company are not received by the Depositary at least 30 days prior to the meeting, the Depositary shall be under an obligation to notify the Holders and shall be under no obligation to vote or cause to be voted the Deposited Securities. A Holder of Receipts will only be entitled to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by its respective ADSs. Holders on the close of business on the record date specified by the Depositary shall be entitled, subject to any applicable provisions of law and the Company's Articles of Association, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by their respective ADSs. The Depositary shall endeavor, insofar as practicable to vote or cause to be voted the Shares so represented in accordance with any written instructions of such Holder, including by aggregating, insofar as practicable, in blocks of 100 ADSs of various Holders who have instructed the Depositary in identical manner as to the exercise of rights with respect to any matter to be voted upon.

14

Neither the Custodian nor the Depositary shall vote the Shares or other Deposited Securities represented by the ADSs other than in accordance with instructions from the Holder and as described in the following paragraph. If the Depositary does not receive instructions from a Holder on or before the record date specified by the Depositary, under certain circumstances such Holder shall be deemed to have instructed the Depositary to give a discretionary proxy to the person designated by the Company to vote the Shares or other Deposited Securities.

Pursuant to the Company's Articles of Association, with the exception of the Portuguese Republic and equivalent entities, no person may exercise more than 5% of outstanding voting rights of the Company. [Pursuant to Portuguese law, no person may acquire more than 10% of the Shares (either directly or in the form of ADSs) without the prior approval of the Ministry of Finance.] Holders of ADSs will be treated as holders of the Shares represented by the ADSs for the purposes of determining the applicability of the foregoing limitations.

(17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement. Neither the Company nor the Depositary shall not be responsible for (i) any failure by the Depositary to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

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(18) Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares or other Deposited Securities by the Company or any Affiliate of the Company or any offering circular or registration statement under the Securities Act (whether or not declared effective) in respect thereof, except to the extent such loss, liability, tax, charge or expense (including reasonable fees and expenses of counsel) arises out of information (or omissions from such information) relating to the Depositary, furnished to the Company by the Depositary for use in any offering documents in respect thereof or (b) out of acts performed or omitted, in connection with the Deposit Agreement and the Receipts including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with the Deposit Agreement, the Receipts, the American Depositary Shares, the Shares or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release Transaction (as defined in Article (24) hereof and Section 5.10 of the Deposit Agreement) other than a Pre-Release Transaction entered into at the request of the Company.

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The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates and hold each of them harmless from any loss, liability, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary in any such case or any of its directors, employees or Affiliates, including, but not limited to, any delivery by the Company on behalf of the Depositary of information regarding the Depositary in connection with the Deposit Agreement, the Receipts, the American Depositary Shares, the Shares or any Deposited Securities, as the same may be amended, modified, or supplemented from time to time, due to the negligence or bad faith of the Depositary, and of any of its directors, employees, agents or Affiliates.

The obligations set forth in this Article (18) shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Article (18) and Section 5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

(19) Liability of the Company and the Depositary. Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or affiliates shall incur any liability to any Holder or other person if, by reason of any present or future law, the Articles of Association of the Company, the provisions of any Deposited Security, act of God, war or other circumstance beyond its control or by reason of any provision of any securities issued by the Company, or any offering or distribution thereof, the Depositary, its controlling persons or its agents or the Company, its controlling persons or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or obligated to do or perform any act which obligation is inconsistent with the obligations of the Deposit Agreement. Each of the Depositary, its controlling persons and its agents, the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith and using its reasonable judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, its controlling persons or its agents nor the Company its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this paragraph (19), the Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

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(20) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

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Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(21)  Amendment, Supplement. The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders. Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

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(22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (20) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may and intends to sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except for its obligations to the Company under Article (18) hereof and Section 5.08 of the Deposit Agreement and except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Articles (10) and (18) hereof, and Sections 5.08 and 5.09 of the Deposit Agreement.

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(23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(24)  Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (24), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and any Affiliate of the Company and in Receipts. The Depositary may issue Receipts against evidence of rights be registered with the Share Registrar as the owner of Shares. Such evidence of rights shall consist of written blanket or specific guarantees of rights to be registered with the Share Registrar as the owner of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release Transaction”) and deliver Shares upon the receipt and cancellation of Receipts which were issued in a Pre-Release Transaction but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release Transaction. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the “Applicant”) to whom Receipts are to be delivered (i) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered in connection with such Pre-Release Transaction, (ii) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or a Custodian, (iii) unconditionally guarantees to deliver to the Depositary or a Custodian, as applicable, such Shares or Receipts and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in Pre-Release Transactions at any one time to thirty percent (30%) of the number of Receipts then issued by the Depositary and in respect of which shares are deposited with the Depositary or a Custodian, provided, however, that the Depositary may change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary will terminate all Pre-Release Transactions and enter no new Pre-Release Transactions to the extent requested by the Company. The Depositary may retain for its own account any compensation received by it in connection with the foregoing (including, without limitation, earnings on the collateral provided pursuant to (b) above). Collateral provided pursuant to (b) above, but not the earnings thereon, shall be for the benefit of the Holders (other than the Applicant).

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(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________ whose taxpayer identification number is _____________________ and whose address including postal zip code is ___________________________, the within Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints_______________________ attorney-in-fact to transfer said Receipt on the books of the Depositary, with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment
must correspond with the name as written upon the face of
the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor,
administrator, trustee or guardian, the person executing the endorsement must give evidence of authority to act in such
capacity, if not on file with the Depositary, must be
forwarded with this Receipt

All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.

SIGNATURE GUARANTEED

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EXHIBIT B

CHARGES OF THE DEPOSITARY

Service	Rate	By Whom Paid

(1) Issuance of Receipt upon deposit of Shares (including deposits pursuant to stock dividends or any other deposits)	Up to $5.00 per 100 American Depositary Shares (or fraction thereof)	Party for whom deposits are made or receiving Receipt

(2) Delivery of deposited Shares or other Deposited Securities, property and cash against surrender of Receipts	Up to $5.00 per 100 American Depositary Shares (or fraction thereof)	Party surrendering Receipts or making withdrawal

In addition, Holders will pay (1) the fees of the Depositary for making a deposit, the execution and delivery of Receipts, making a withdrawal, the surrender of Receipts, and the making of any distribution pursuant to the Deposit Agreement; (2) stamp, transfer and other applicable taxes and other governmental charges; (3) such registration fees as may from time to time be in effect for the registration of transfers of Ordinary Shares generally on the Central de Valores Mobiliarios and applicable to transfers of Ordinary Shares to the name of the Depositary or its nominee or a Custodian or its nominee or a person who makes a withdrawal, on the making of deposits or withdrawals; (4) such facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Ordinary Shares or Holders; (5) such expenses as are incurred by the Depositary or a Custodian in the conversion of Foreign Currency pursuant to the Deposit Agreement; and (6) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in connection with the delivery of Deposited Securities.

The Company after consultation and agreement between the Depositary and the Company as to the amount and nature of any other charges, will pay those other charges of the Depositary and those of any Registrar, if any, plus reasonable out-of-pocket expenses in accordance with written agreements entered into between the Depositary and the Company from time to time.

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